Exhibit 4.2

EXECUTION COPY

REGAL ENTERTAINMENT GROUP

And

WILMINGTON TRUST, NATIONAL ASSOCIATION

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 17, 2013

To

INDENTURE

Dated as of January 17, 2013

5.750% Senior Notes due 2025

TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of January 17, 2013, between REGAL ENTERTAINMENT GROUP, a Delaware corporation (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, duly organized and validly existing under the laws of the United States of America, as trustee (the “Trustee”).

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 17, 2013 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), between the Company and the Trustee, providing for the issuance from time to time of one or more series of Securities.

The Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance of its 5.750% Senior Notes due 2025 (the “Notes”), and the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

The Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement the Base Indenture and to add covenants to, remove covenants from and replace Events of Default in, the Base Indenture with respect to the Notes as and to the extent set forth herein to provide for the issuance and the terms of the Notes.

All things necessary to make this First Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101        Definitions.

Capitalized terms used in this First Supplemental Indenture shall have the meanings set forth below.  Capitalized terms used but not defined in this First Supplemental Indenture shall have the meaning ascribed to them in the Base Indenture.

“Acquired Indebtedness” of any particular Person means Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such particular Person or assumed by such particular Person in connection with the acquisition of assets from any other Person, and not incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into such particular Person or becoming a Subsidiary of such particular Person or such acquisition.

“Additional Notes” means any additional Notes issued under the Indenture as part of the same series as the Notes.

“Affiliate” means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or (ii) any other Person that owns, directly or indirectly, 10% or more of such Person’s Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Notes on any redemption date, the greater of: (1) 1.0% of the principal amount of the Security; or (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of the Security at February 1, 2018 (such redemption price being set forth in the paragraph 5(c) of the Notes set forth in Exhibit A), plus (ii) all required interest payments due on such Security through February 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Security.

“Bankruptcy Laws” means the bankruptcy laws of the United States and the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

“Base Indenture” has the meaning assigned to it in the recitals hereto.

“Board of Directors” means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

“Board Resolution” means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday or Sunday or other day on which banks in New York, New York, or the city in which the Corporate Trust Office is located, or, if no Security is Outstanding, the city in which the principal corporate trust office of the Trustee is located, are authorized or required to be closed.

“Capital Lease Obligations” of any Person means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, including preferred stock, any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock, whether now outstanding or issued after the date of this Indenture.

“Cash Equivalents” means: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any United States domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of “B” or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having one of the two highest rating categories obtainable from Moody’s or S&P in each case maturing within six months after the date of acquisition; (vi) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from Moody’s or S&P; and (vii) investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (i) through (vi) of this definition.

“Change of Control” means the occurrence of, after the date of this Indenture, any of the following events: (i) any “person” or “group” as such terms are used in Sections 13(d) and 14(d) of the Exchange Act other than one or more Permitted Holders is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, by way of merger, consolidation or other business combination or purchase of 50% or more of the total voting power of the Voting Stock of the Company; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (v) a change of control under any of the indentures relating to the Existing Notes (to the extent obligations under such Existing Notes are outstanding at such time).

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.  To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the TIA as they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Notes for the purposes of complying with such provisions.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period increased (to the extent deducted in determining Consolidated Net Income (Loss)) by the sum of:

(i)                                     deferred lease expenses;

(ii)                                  all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses);

(iii)                               Consolidated Interest Expense of such Person and its Subsidiaries for such period;

(iv)                              depreciation expense of such Person and its Subsidiaries for such period;

(v)                                 amortization expense of such Person and its Subsidiaries for such period including amortization of capitalized debt issuance costs;

(vi)                              any other non-cash charges of such Person and its Subsidiaries for such period (including non-cash expenses recognized in accordance with Financial Accounting Standard Number 106), all determined on a consolidated basis in accordance with GAAP; and

(vii)                           any fees, expenses, charges or premiums relating to any issuance of Capital Stock or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), including, without limitation any fees, expenses or charges related to the offering of the Notes;

provided, further, that, solely with respect to calculations of the Consolidated EBITDA Ratio:

(i)                               Consolidated EBITDA shall include the effects of incremental contributions the Company reasonably believes in good faith could have been achieved during the relevant period as a result of a Theatre Completion had such Theatre Completion occurred as of the beginning of the relevant period; provided, however, that such incremental contributions were identified and quantified in good faith in an Officers’ Certificate delivered to the Trustee at the time of any calculation of the Consolidated EBITDA Ratio;

(ii)                            Consolidated EBITDA shall be calculated on a pro forma basis after giving effect to any motion picture theatre or screen that was permanently or indefinitely closed for business, at any time on or subsequent to the first day of such period as if such theatre or screen was closed for the entire period; and

(iii)                         All preopening expense and theatre closure expense which reduced (increased) Consolidated Net Income (Loss) during any applicable period shall be added to (subtracted from) Consolidated EBITDA.

“Consolidated EBITDA Ratio” of any Person means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period (other than any non-cash Consolidated Interest Expense attributable to any amortization or write-off of deferred financing costs); provided that, in making such computation:

(i)                                     if the Company or any Subsidiary:

(a)                                 has Incurred any Indebtedness subsequent to the commencement of the period for which the Consolidated EBITDA Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated EBITDA Ratio is made, then the Consolidated EBITDA Ratio will be calculated giving pro forma effect to such Incurrence of Indebtedness and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (1) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or (2) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation); and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)                                 has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated EBITDA Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period.

(ii)                                  the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; and

(iii)                               with respect to any Indebtedness which bears, at the option of such Person, a fixed or floating rate of interest, such Person shall apply, at its option, either the fixed or floating rate.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, as applied to any Person: (i) the sum of (a) the aggregate of the interest expense on Indebtedness of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, including, without limitation: (1) amortization of debt discount; (2) the net cost under

Interest Rate Protection Agreements (including amortization of discounts); (3) the interest portion of any deferred payment obligation; and (4) accrued interest; plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Subsidiaries during such period (other than any contingent rent paid on Capital Lease Obligations that is deemed to be interest for purposes of GAAP or any interest expense attributable to Deemed Capitalized Leases), minus (ii) the cash interest income (exclusive of deferred financing fees) of such Person and its consolidated Subsidiaries during such period, in each case as determined in accordance with GAAP consistently applied.

“Consolidated Net Income (Loss)” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided, however, in the case of the Company and its Subsidiaries, (i) Consolidated Net Income shall not include management fees from Unrestricted Subsidiaries except to the extent actually received by the Company and its Subsidiaries, (ii) accrued but unpaid compensation expenses related to any stock appreciation, restricted stock or stock option plans shall not be deducted until such time as such expenses result in a cash expenditure and (iii) compensation expenses related to tax payment plans implemented by the Company from time to time in connection with the exercise and/or repurchase of restricted stock or stock options shall not be deducted from Net Income to the extent of the related tax benefits arising therefrom; provided, further, that: (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends, distributions or other payments paid in cash to the specified Person or a Subsidiary of the specified Person (or, in the case of a loss, only to the extent funded with cash from the specified Person or a Subsidiary of the specified Person); and (2) any non-cash goodwill or other intangible asset impairment charges incurred subsequent to the Issue Date resulting from the application of SFAS No. 142 (or similar pronouncements) shall be excluded.

“Construction Indebtedness” means Indebtedness incurred by the Company or its Subsidiaries in connection with the construction of motion picture theatres or screens.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who: (i) was a member of the Board of Directors on the date of this Indenture; (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or (iii) was nominated for election pursuant to the provisions of the Stockholders Agreement as in effect on the date of this Indenture.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Corporate Trust Services 650 Town Center Drive, Suite 600, Costa Mesa, California 92626.

“Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement, dated as of May 19, 2010, among Regal Cinemas Corporation, a Delaware corporation, the lenders and issuers party thereto party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other agents thereto, as amended by that certain

Permitted Secured Refinancing Agreement, dated as of February 23, 2011, and any related notes, collateral documents, letters of credit, guarantees and other documents, and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements may be amended, restated, modified or supplemented from time to time, together with any extensions, revisions, increases, refinancings, renewals, refundings, restructurings or replacements thereof.

“Credit Facilities” means one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, including, without limitation, the Credit Agreement, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Hedging Obligations” means the obligations of any Person pursuant to an arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrate or similar official under any Bankruptcy Law or any other person with like powers.

“DCIP” means Digital Cinema Implementation Partners, LLC, a Delaware limited liability company, and any similar Person with a primary business purpose of facilitating the implementation of digital cinemas in theatres and agreements and arrangements with respect to the financing of digital cinema and any Person that is a direct or indirect parent thereof and has no independent operations.

“Deemed Capitalized Leases” means obligations of the Company or any Subsidiary of the Company that are classified as “capital lease obligations” under GAAP due to the application of Emerging Issues Task Force Regulation 97-10 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute Capital Lease Obligations.

“Default” means any event which is, or after notice or the passage of time or both, would be, an Event of Default.

“Digital Projector Financing” means any financing arrangement in respect of digital projector equipment for use in the ordinary course of business in theatres owned, leased or operated by the Company and its Subsidiaries.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale for cash by the Company or of a direct or indirect parent of the Company (the proceeds of which have been contributed to the Company) of common stock or preferred stock (other than Redeemable Capital Stock), or options, warrants or rights with respect to such Person’s common stock or preferred stock (other than Redeemable Capital Stock), other than public offerings with respect to such Person’s common stock, preferred stock (other than Redeemable Capital Stock), or options, warrants or rights, registered on Form S-4 or S-8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Notes” means (a) the Company’s outstanding 9.125% Senior Notes due 2018 and (b) Regal Cinemas’ 8.625% Senior Notes due 2019.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“First Supplemental Indenture” has the meaning assigned to it in the preamble hereto.

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date, consistently applied.

“Global Note” means a certificated Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Adjustments” attached thereto.  As of the date of this First Supplemental Indenture all of the Notes are represented by Global Notes.

“Global Note Legend” means the legend set forth in Exhibit A hereto and any other legend required by the Depositary.

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Indebtedness” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise.

“Guarantor” means each Subsidiary of the Company that provides a Subsidiary Guarantee in accordance with the Indenture; provided that upon the release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Subsidiary shall cease to be a Guarantor.

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Guarantee pursuant to a written agreement.

“Hedging Obligation” of any Person means any Currency Hedging Obligation entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations and any obligations of such Person pursuant to any Permitted Interest Rate Protection Agreement.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation (including, without limitation, preferred stock, temporary equity, mezzanine equity or similar classification) of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that any Indebtedness or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.05, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at stated maturity.

“Indebtedness” means, with respect to any Person, without duplication: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding (x) any trade payables and other accrued current liabilities Incurred in the ordinary course of business and (y) Deemed Capitalized Leases, but including, without limitation, all obligations of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding; (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iv) all indebtedness referred to in clauses (i) through (iii) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; (v) all Guaranteed Indebtedness of such Person; (vi) all obligations under Interest Rate Protection Agreements of such Person; (vii) all Currency Hedging Obligations of such Person; (viii) all Capital Lease Obligations of such Person; and (ix) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (viii) above.

“Indenture” means the Base Indenture, as supplemented by this First Supplemental Indenture, and as may be amended or further supplemented from time to time, pursuant to the applicable provisions of the Base Indenture and this First Supplemental Indenture.

“Initial Notes” means the first $250,000,000 aggregate principal amount of the Notes issued under the Indenture on the date hereof.

“Interest Rate Protection Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means January 17, 2013.

“Lien” means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to Indebtedness of such Person. The right of a distributor to the return of its film held by a Person under a film licensing agreement is not a Lien as used herein. Reservation of title under an operating lease by the lessor and the interest of the lessee therein are not Liens as used herein.

“Maturity” means, with respect to any Security, the date on which the principal of such Security becomes due and payable as provided in such Security or this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“NCM” means National CineMedia, Inc., or its subsidiary National CineMedia, LLC, and any successor entities thereto, respectively.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain or loss (net of related costs, fees, expenses and with any related provision for taxes on such gain or loss) realized in connection with: (a) any asset sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries.

“Net Senior Secured Indebtedness” of any Person means, as of any date of determination, (a) the aggregate amount of Senior Indebtedness secured by a Lien (other than Capital Lease Obligations) of the Company and its Subsidiaries as of such date, less (b) cash and Cash Equivalents of the Company and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

“Non-Recourse Indebtedness” means Indebtedness as to which: (i) none of the Company or any of its Subsidiaries: (a) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); or (b) is directly or indirectly liable.

“Notes” has the meaning assigned to it in the preamble to this First Supplemental Indenture.  For purposes of the Indenture, all references to the notes to be issued or authenticated upon transfer or replacement of or in exchange for Notes shall be deemed to refer to Notes.  In addition, unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

“Officer” means the Chief Executive Officer, any Executive Vice President, any Senior Vice President and the Chief Financial Officer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.  Each such certificate shall include the statements provided for in TIA Section 314(e) to the extent applicable.

“Opinion of Counsel” means a written opinion of counsel to the Company or any other Person reasonably satisfactory to the Trustee.

“Permitted Holder” means Anschutz Company and any of its Affiliates.

“Permitted Indebtedness” means the following:

(i)            Indebtedness of the Company in respect of the Initial Notes issued on the Issue Date;

(ii)           Indebtedness of the Company or any Subsidiary under Credit Facilities together with the Guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount at any one time outstanding not to exceed $1,850.0 million;

(iii)          Indebtedness of the Company and its Subsidiaries under the Existing Notes;

(iv)          Indebtedness of the Company or any of its Subsidiaries outstanding on the Issue Date (other than the Existing Notes or Indebtedness outstanding under the Credit Facility);

(v)           Indebtedness of the Company or any of its Subsidiaries consisting of Permitted Interest Rate Protection Agreements;

(vi)          Indebtedness of the Company or any of its Subsidiaries to any one or the other of them;

(vii)         Indebtedness Incurred to renew, extend, refinance or refund (each, a “refinancing”) the Existing Notes or any other Indebtedness outstanding on the Issue Date (including the Initial Notes) in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing;

(viii)        Indebtedness of any Subsidiary Incurred in connection with the Guarantee of any Indebtedness of the Company or the Guarantors in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to any Subsidiary Guarantee;

(ix)          Indebtedness relating to Currency Hedging Obligations entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations;

(x)           Capital Lease Obligations of the Company or any of its Subsidiaries;

(xi)          Indebtedness of the Company or any of its Subsidiaries in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations;

(xii)         Indebtedness represented by property, liability and workers’ compensation insurance (which may be in the form of letters of credit);

(xiii)        Acquired Indebtedness; provided that such Indebtedness, if incurred by the Company, would be in compliance with Section 404 hereof;

(xiv)        Indebtedness of the Company or any of its Subsidiaries to an Unrestricted Subsidiary for money borrowed; provided that such Indebtedness is subordinated in right of payment to the Notes and the Weighted Average Life of such Indebtedness is greater than the Weighted Average Life of the Notes;

(xv)         Construction Indebtedness in an aggregate principal amount that does not exceed $100.0 million at any time outstanding;

(xvi)        Indebtedness of the Company or a Subsidiary not otherwise permitted to be Incurred pursuant to clauses (i) through (xv) above which, together with any other Indebtedness Incurred pursuant to this clause (xvi), has an aggregate principal amount that does not exceed $500.0 million at any time outstanding; and

(xvii)       Indebtedness incurred by the Company or any of its Subsidiaries with respect to Digital Projector Financing in an aggregate principal amount incurred not to exceed $200.0 million.

“Permitted Interest Rate Protection Agreements” means, with respect to any Person, Interest Rate Protection Agreements entered into in the ordinary course of business by such Person that are designed to protect such Person against fluctuations in interest rates with respect to Permitted Indebtedness and that have a notional amount no greater than the payment due with respect to Permitted Indebtedness hedged thereby.

“Permitted Liens” means, with respect to any Person:

(i)            Liens on the property and assets of the Company and any Guarantors securing Indebtedness and Guarantees permitted to be Incurred under this Indenture (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount not to exceed the greater of (a) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Senior Secured Leverage Ratio of the Company to exceed 2.75 to 1.00 and (b) the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to clause (ii) of the definition of “Permitted Indebtedness;” provided that in each case the Company may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this clause (i), to be an Incurrence at such subsequent time;

(ii)                   pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(iii)                  Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Subsidiary, in each case arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due, or are being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(iv)                  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(v)                   Liens on the Capital Stock of Unrestricted Subsidiaries;

(vi)                  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(vii)                 encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(viii)                Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(ix)                  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company and any of its Subsidiaries taken as a whole;

(x)                   judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(xi)                  Liens for the purpose of securing the payment of all or a part of the purchase price of purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that:

(a)                        the aggregate principal amount of Indebtedness (excluding Acquired Indebtedness) secured by such Liens does not exceed the cost of the assets or property so acquired or constructed and such Indebtedness (excluding Acquired Indebtedness) does not exceed $100.0 million in the aggregate at any one time outstanding and does not exceed the cost of assets or property so acquired or constructed (provided, however, that Deemed Capitalized Leases shall not be subject to this clause (xi)(a)); and

(b)                        such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(xii)                 Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(xiii)                Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(xiv)                Liens existing on the Issue Date (excluding Liens relating to obligations under the Credit Facilities and Liens of the kind referred to in clause (xi) above);

(xv)                 Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;

(xvi)                Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary;

(xvii)               Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or another Subsidiary;

(xviii)              Liens securing the Notes and any Subsidiary Guarantees;

(xix)                Liens securing Indebtedness Incurred to refinance Indebtedness that was previously so secured (other than Liens Incurred pursuant to clauses (i), (xxii) or (xxiii)), provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

(xx)                 any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(xxi)                Liens securing Construction Indebtedness not to exceed $100.0 million;

(xxii)               Liens securing letters of credit in an amount not to exceed $30.0 million in the aggregate at any one time; and

(xxiii)              other Liens securing Indebtedness in an amount not to exceed $50.0 million in the aggregate at any one time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company that shall be substituted for Moody’s or S&P or both, as the case may be.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the Notes or is mandatorily redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (except for any such Capital Stock that would be required to be redeemed or is redeemable at the option of the holder if the issuer thereof may redeem such Capital Stock for consideration consisting solely of Capital Stock that is not Redeemable Capital Stock), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Regal Cinemas” means Regal Cinemas Corporation, a Delaware corporation, and any successor entities thereto.

“Restricted Payments” has the meaning set forth in Section 405 hereof.

“S&P” means Standard & Poor’s Ratings Service or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, all amounts payable by the Company and its Subsidiaries under or in respect of Indebtedness of the Company and its Subsidiaries, including the Notes, and premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any of its Subsidiaries at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

(i)            any obligation of the Company to any Subsidiary or any obligation of a Subsidiary to the Company or another Subsidiary;

(ii)                   any liability for Federal, state, foreign, local or other taxes owed or owing by the Company or any of its Subsidiaries;

(iii)                  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(iv)                  any Indebtedness, Guarantee or obligation of the Company or any of its Subsidiaries that is expressly subordinate or junior in right of payment to the notes or any Subsidiary Guarantee; or

(v)                   any Capital Stock.

“Senior Secured Leverage Ratio” of any Person means, for any period, the ratio of (a) Net Senior Secured Indebtedness of such Person and its Subsidiaries as of the date of determination to (b) Consolidated EBITDA of such Person for the four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred; provided, however, that if the Company or any Subsidiary:

(i)                                     has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Secured Leverage Ratio is an Incurrence of Indebtedness, Indebtedness at the end of such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be: (1) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or (2) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation); and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(ii)                                  has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Secured Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity,” when used with respect to any Security or any installment of interest thereof, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated May 14, 2002, between the Company and Anschutz Company.

“Subordinated Obligation” means any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any person means: (i) any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person; and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has more than a 50% equity interest, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.  Notwithstanding the foregoing, for purposes hereof, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company other than for purposes of the definition of “Unrestricted Subsidiary” unless the Company shall have designated in writing to the Trustee an Unrestricted Subsidiary as a Subsidiary.  A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes pursuant to this Indenture by a Guarantor and any supplemental indenture applicable thereto (including pursuant to Exhibit B), and, collectively, all such Guarantees.  Any such Subsidiary Guarantee will be in the form prescribed in this Indenture.

“Surviving Entity” has the meaning set forth in Section 5.01 hereof.

“Theatre Completion” means any motion picture theatre or screen which was first opened for business by the Company or a Subsidiary, including through mergers, acquisitions or consolidations, during any applicable period.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C.77aaa-77bbbb) as in effect on the Issue Date; provided, however, that, in the event the TIA is amended after such date, “TIA” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

“Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Dollars,” “United States Dollars,” “US$” and the symbol “$” each mean currency of the United States of America.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means a Subsidiary of the Company designated in writing to the Trustee: (i) whose properties and assets, to the extent they secure Indebtedness, secure only Non-Recourse Indebtedness; and (ii) that has no Indebtedness other than Non-Recourse Indebtedness; and (iii) that has no Subsidiaries other than Unrestricted Subsidiaries.  Notwithstanding the foregoing, DCIP shall be an Unrestricted Subsidiary to the extent the Company acquires additional Equity Interests in DCIP pursuant to a merger or acquisition such that DCIP becomes a Subsidiary of the Company.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life” means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from such date to the dates of each successive scheduled principal payment (including any sinking fund payment requirements) of such debt security multiplied by the amount of such principal payment, by (ii) the sum of all such principal payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, all of the Capital Stock (other than directors’ qualifying shares) or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 102                  Other Definitions

Term	Defined in Section

“Change of Control Offer”	410
“Change of Control Payment Date”	410
“Change of Control Purchase Price”	410
“covenant defeasance option”	902
“Covenant Suspension Event”	416
“Event of Default”	602
“Guarantor Obligations”	801
“legal defeasance option”	902
“Reversion Date”	416
“Surviving Entity”	502
“Suspended Covenants”	416
“Suspension Date”	416
“Suspension Period”	416

Section 103                  Relationship With Base Indenture.

The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of the Base Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (1) the validity or sufficiency of this First

Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company, (3) the due execution hereof by the Company or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 104                  Effect of Headings and Table of Contents.

The Article and Section headings in this First Supplemental Indenture and the Table of Contents herein are for convenience only and shall not affect the construction hereof.

Section 105                  Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 106                  Separability Clause.

In case any provision in this First Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 107                  Governing Law; Waiver of Trial by Jury.

This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state. Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this First Supplemental Indenture, the Notes or the transactions contemplated hereby.

Section 108                  Counterparts.

This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE TWO

THE NOTES

Section 201                  Establishment, Form and Dating.

There is hereby established a new series of Securities to be issued under the Base Indenture, to be designated as the Company’s 5.750% Senior Notes due 2025.

There are to be authenticated and delivered $250,000,000 principal amount of Notes, and such principal amount of Notes may be increased from time to time pursuant to Section 301 of the Base Indenture by the issuance of Additional Notes.  Any such Additional Notes will have the same interest rate, maturity and other terms as the Initial Notes, except for their issue price and, if applicable, the initial interest accrual date and the initial Interest Payment Date, and shall constitute a single series of Notes with the Initial Notes.  No Notes shall be authenticated and delivered in addition to Notes for the principal amount as so increased except as provided by Sections 304, 305, 306, 906 or 1106 of the Base Indenture or Section 307 hereof.  The Notes shall be senior debt securities and shall be issued in fully registered form.

The Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication, and except as provided in Section 305 of the Base Indenture, will be issued in the form of one or more Global Notes.  The principal of, and any premium or interest on, the Notes shall be payable in Dollars.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of the Indenture and the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Section 202                  Security Registrar and Paying Agent.

The Company will maintain a Security Registrar and Paying Agent with respect to the Notes.  The Security Registrar will keep a Security Register with respect to the Notes and of their transfer and exchange.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent with respect to the Notes and to act as custodian for the Depositary with respect to the Global Notes.

ARTICLE THREE

REDEMPTION OF NOTES

Section 301                  Base Indenture.

Article Eleven of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Article Eleven in the Base Indenture shall instead be deemed to refer to Article Three of this First Supplemental Indenture.

Section 302                  Notices to Trustee.

If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes (as set forth in Exhibit A), it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed, the redemption price and that such redemption is being made pursuant to paragraph 5 of the Notes.  The Company shall give written notice to the Trustee provided for in this Section 302 at least 45 days but not more than 60 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

Section 303                  Selection of Notes To Be Redeemed.

If fewer than all the Notes are to be redeemed at any time, not more than 60 days prior to the redemption date, the Trustee shall select the Notes to be redeemed pro rata by such method that the Trustee shall deem fair and appropriate and in accordance with the applicable procedures of DTC.  The Trustee shall make the selection from outstanding Notes not previously called for redemption.  The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000.  Notes and portions of them the Trustee selects shall be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

Section 304                  Notice of Redemption.

At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail, or in the case of Global Notes, deliver electronically, to each Holder of Notes to be redeemed at its registered address.

The notice shall identify the Notes (or portion thereof) to be redeemed (including CUSIP numbers if any) and shall state:

(1)         the redemption date;

(2)         the redemption price;

(3)         the name and address of the Paying Agent;

(4)         that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)         if fewer than all the Outstanding Notes are to be redeemed, or if a Note is to be redeemed in part only, the identification and principal amounts of the particular Notes (or portion thereof) to be redeemed;

(6)         that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(7)         that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee, in writing, with the information required by this Section at least 45 days before the redemption date, unless the Trustee consents to a shorter period.

Section 305                  Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  On and after the redemption date, unless the Company defaults in making such redemption payment, interest will cease to accrue on Notes or portions thereof called for redemption.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption).  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 306                  Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a domestic Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

Section 307                  Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

Section 401                  Base Indenture.

The Notes shall be subject to the following covenants in addition to the provisions of Article Ten of the Base Indenture (provided that Sections 1004, 1006 and 1007 of the Base Indenture shall not be applicable to the Notes).

Section 402                  Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary that could produce a material adverse effect on the consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 403                  Maintenance of Properties.

The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in every case, as and to the extent that the Company may be prevented by fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or similar causes beyond the control of the Company; provided, however, that nothing in this Section 403 shall prevent the Company from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 404                  Limitation on Consolidated Indebtedness.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness (other than Permitted Indebtedness) unless after giving effect to such event on a pro forma basis the Company’s Consolidated EBITDA Ratio for the four full fiscal quarters immediately preceding such event for which internal financial statements are available, taken as one period, is greater than or equal to 2.00 to 1.00.

(b)         For purposes of determining compliance with this Section 404, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Indebtedness or is entitled to be Incurred pursuant to the ratio set forth in Section 404(a) hereof, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 404.

Section 405                  Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly:

(i)                                     declare or pay any dividend on, or make any distribution in respect of, any shares of the Company’s or any Subsidiary’s Capital Stock (excluding dividends or distributions payable in shares of the Company’s Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but including dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock (other than dividends on such Redeemable Capital Stock payable in shares of such Redeemable Capital Stock)) held by any Person other than the Company or any of its Wholly Owned Subsidiaries;

(ii)                                  purchase, redeem or acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock; or

(iii)                               purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement);

(such payments or any other actions described in (i), (ii) and (iii) above are collectively referred to as “Restricted Payments”) unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution):

(A) no Default or Event of Default shall have occurred and be continuing;

(B) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 404 hereof; and

(C) the aggregate amount of all Restricted Payments declared or made after the Issue Date (including the proposed Restricted Payment) does not exceed the sum of (excluding Restricted Payments permitted by Sections 405(b)(iii), (b)(iv), (b)(v), (b)(vi), (b)(vii) and (b)(ix) hereof):

(1)                                 (x) Consolidated EBITDA minus (y) 1.70 times Consolidated Interest Expense, each calculated for the period (taken as one accounting period) from March 28, 2009 to the last day of the Company’s fiscal quarter preceding the date of the applicable proposed Restricted Payment; plus

(2)                                 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $25.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after March 28, 2009 by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock; plus

(3)                                 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $25.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after March 28, 2009 by the Company from debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for such net proceeds plus the aggregate cash received by the Company at the time of such conversion; plus

(4)                                 100% of the principal amount of any of the Existing Notes that are converted into Capital Stock of the Company (other than Redeemable Capital Stock) after March 28, 2009; plus

(5)                                 to the extent not already included in Consolidated EBITDA, 100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property received by the Company or a Subsidiary after March 28, 2009 by means of the sale (other than to the Company or a Subsidiary) of (a) an Unrestricted Subsidiary, or (b) the property held by an Unrestricted Subsidiary, or (c) the Capital Stock of an Unrestricted Subsidiary (other than to the extent the Indebtedness in the Unrestricted Subsidiary constituted Permitted Indebtedness), or receipt of a dividend or any other distribution from an Unrestricted Subsidiary after March 28, 2009; plus

(6)                                 in the case of the designation of an Unrestricted Subsidiary as a Subsidiary after March 28, 2009, the Fair Market Value of the Company’s and its Subsidiaries’ aggregate interests in such Unrestricted Subsidiary (as determined by the Board of Directors, whose determination shall be conclusive, except that if the Fair Market Value of such interest exceeds $50.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company) at the time of the designation of such Unrestricted Subsidiary as a Subsidiary.

(b)         Notwithstanding Section 405(a) hereof, the Company or any of its Subsidiaries may:

(i)            pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the foregoing limitation;

(ii)           acquire, redeem or retire Capital Stock in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (other than Redeemable Capital Stock);

(iii)          make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Capital Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the net proceeds from such sale of Capital Stock will be excluded from clause (2) of Section 405(a) hereof;

(iv)          make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 404 hereof;

(v)           in the case of a Subsidiary, pay dividends (or in the case of any partnership or limited liability company, any similar distribution) to the holders of its Capital Stock on a pro rata basis;

(vi)          make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company (A) deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of such options or (B) in connection with the terms of any restricted stock agreement awarded to any employee, officer or director of the Company or its Subsidiaries;

(vii)         make other Restricted Payments in an aggregate amount not to exceed $400.0 million;

(viii)        make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation at a purchase price not greater than 101% of the principal amount of such Subordinated

Obligation plus accrued and unpaid interest in the event of a Change of Control in accordance with provisions similar to Section 410 hereof; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer (as defined herein) as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all such Notes validly tendered for payment in connection with such Change of Control Offer; and

(ix)          the declaration and payment of any dividend or distribution by the Company to the holders of its Capital Stock on a pro rata basis (a) of the Capital Stock of NCM or net proceeds from the sale or disposition of Capital Stock of NCM, or (b) in an aggregate amount not to exceed $150.0 million during any twelve month period.

Section 406           Limitation on Transactions with Affiliates.

(a)           The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company) involving aggregate consideration in excess of $5.0 million, unless: (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or series of transactions in a comparable transaction in an arm’s-length dealing with an unaffiliated third party; (ii) such transaction or series of transactions is in the best interests of the Company; and (iii) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $50.0 million, a majority of disinterested members of the Board of Directors determines that such transaction or series of transactions complies with clauses (i) and (ii) above, as evidenced by a Board Resolution.

(b)           Notwithstanding Section 406(a) hereof, the Company and its Subsidiaries may enter into or suffer to exist the following:

(i)            any transaction pursuant to any contract in existence on the Issue Date;

(ii)           transactions with a Person that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Capital Stock in, or controls, such Person;

(iii)          any Restricted Payment permitted to be made pursuant to the provisions of Section 405 hereof;

(iv)          any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries (provided that no more than 5% of the equity interest in any such Subsidiary is owned, directly or indirectly (other than by direct or indirect ownership of an equity interest in the Company), by any Affiliate of the Company other than a Subsidiary);

(v)           the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of, and indemnity provided on behalf of, officers, directors and employees of the Company or any of its Subsidiaries; and

(vi)          the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under the terms of, any agreements that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2011, and any amendments thereto; provided, however, that the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under, any future amendment to such agreements shall only be permitted by this clause (vi) to the extent that the terms of any such amendment, taken as a whole, are not more disadvantageous to the Company and its Subsidiaries in any material respect than the terms of such agreements in effect on the Issue Date.

Section 407           Limitation on Liens Securing Indebtedness.

The Company shall not, and shall not permit any of the Guarantors to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries of the Company), whether owned on the date of this Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of Liens on any Guarantor’s property or assets, any Subsidiary Guarantee of such Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Section 408           Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)           The Company shall not, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any of its Subsidiaries to:

(i)            pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

(ii)           make loans or advances to the Company or any of its Subsidiaries; or

(iii)          transfer any of its properties or assets to the Company or any of its Subsidiaries.

(b)           However, the restrictions in Section 408(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(i)            agreements governing Indebtedness as in effect on the Issue Date (including, without limitation, the Indebtedness under the Existing Notes and the Credit Facilities) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements as in effect on the Issue Date;

(ii)           the Indenture and the Notes;

(iii)          applicable law, rule, regulation or order;

(iv)          any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(v)           any agreement existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(vi)          customary non-assignment provisions in leases, licenses, franchise agreements, conveyances and other commercial agreements entered into in the ordinary course of business;

(vii)         purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 408(a)(iii) hereof;

(viii)        any agreement for the sale or other disposition of assets or Capital Stock of a Subsidiary that restricts distributions by such Subsidiary pending its sale or other disposition;

(ix)          Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 407 hereof that limit the right of the applicable Company or any of its Subsidiaries to dispose of the assets subject to such Lien;

(x)           provisions with respect to the disposition or distribution of assets or property in joint venture agreements, stockholder agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(xi)          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xii)         restrictions contained in the terms of Indebtedness permitted to be incurred under the covenant described under Section 404 hereof; provided that such restrictions are not materially more restrictive, taken as a whole, than the terms contained in any of the Credit Facilities or the indentures governing the Existing Notes as in effect on the Issue Date and that the management of the Company determines, at the time of such financing, that such restrictions are not expected to impair the Company’s ability to make payments as required under the Notes; and

(xiii)        restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and that the management of the Company determines will not materially impair the Company’s ability to make payments as required under the Notes.

Section 409           Future Guarantors.

After the Issue Date, the Company shall cause each Subsidiary which guarantees obligations under any Indebtedness (other than Guaranteed Indebtedness) of the Company or any Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest, if any, on the Notes on a senior unsecured basis. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Subsidiary Guarantee as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, if a Guarantor is released and discharged in full from its obligations under its Guarantees of all other Indebtedness of the Company and any Guarantor, then the Subsidiary Guarantee of such Guarantor shall be automatically and unconditionally released and discharged.

Section 410           Change of Control.

Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to purchase all outstanding Notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, or in the case of Global Notes, electronically or as required by the applicable procedures of DTC, a notice to each Holder, with a copy to the

Trustee, which notice shall govern the terms of the Change of Control Offer.  Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).  The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

In the event that the Company makes a Change of Control Offer to purchase the Notes pursuant to this Section 410, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

Section 411           Provision of Financial Information.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and the Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings but shall still be obligated to provide such information, documents and reports to the Trustee and the Holders.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from any information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 412           Statement as to Compliance.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date hereof (the fiscal year as of the date hereof is the 52/53 week period ending on the Thursday after December 31), a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture in accordance with TIA Section 314(a)(4).  For purposes of this Section 412, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

When a Default has occurred and is continuing or if the Trustee, any Holder or the trustee for or the Holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company shall deliver to the Trustee an Officers’ Certificate specifying such Default, notice or other action and what steps the Company is taking with respect thereto, within 10 Business Days of its occurrence.

Section 413           Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 402 to 411 hereof, if before the time for such compliance, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall, by written direction of such Holders delivered to the Trustee, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 414           Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 415           Payment for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.  Notwithstanding the foregoing, any payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or any Guarantees in connection with an exchange offer, the Company and any of its Subsidiaries may exclude (i) Holders or beneficial owners of the Notes that are not “qualified institutional buyers” as defined in Rule 144A under the Securities Act, “non-U.S. Persons” as defined in Regulation S under the Securities Act, or institutional “accredited investors” as defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and (ii) Holders or beneficial owners of the Notes in any jurisdiction (other than the United States) where the inclusion of such Holders or beneficial owners would require the Company or any such Subsidiary to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, Holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the Company in its sole discretion.

Section 416           Covenant Suspension.

(a) During any period of time that: (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Subsidiaries shall not be subject to the following provisions of this Indenture:

(1)           Section 404 hereof;

(2)           Section 405 hereof;

(3)           Section 406 hereof;

(4)           Section 407 hereof;

(5)           Section 408 hereof;

(6)           Section 409 hereof; and

(7)           clause (3) of Section 502 hereof.

(collectively, the “Suspended Covenants”).

(b)           In the event that the Company and its Subsidiaries are not subject to the Suspended Covenants for any period of time commencing upon the date of a Covenant Suspension Event (the “Suspension Date”), and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and its Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events.  The period of time between the Suspension Date and the Reversion Date is referred to herein as the “Suspension Period.”  Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(c)           On the Reversion Date, all Indebtedness incurred during the Suspension Period shall be classified to have been incurred or issued pursuant to Section 404 hereof to the extent such Indebtedness would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date. To the extent such Indebtedness would not be so permitted to be incurred or issued pursuant to Section 404 hereof, such Indebtedness shall be deemed to have been existing outstanding on the Issue Date, so that it is classified as permitted under clause (iv) of the definition of “Permitted Indebtedness.”  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 405 hereof will be made as though such covenant had been in effect from the Issue Date and throughout the Suspension Period.  Restricted Payments made during the Suspension Period shall be deemed to have been made pursuant to clause (vii) of Section 405(b) hereof.

(d)           The Company shall give the Trustee prompt (and in any event not later than five business days after a Covenant Suspension Event) written notice of any Covenant Suspension Event.  In the absence of such notice, the Trustee shall conclusively assume the Suspended Covenants apply and are in full force and effect.  The Company shall give the Trustee prompt (and in any event not later than five business days after a Reversion Date) written notice of any occurrence of a Reversion Date.  In the absence of any such notice, the Trustee shall conclusively assume that the Suspended Covenants do not apply.  After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.  The Trustee shall have no duty to (i) monitor Company’s compliance herewith or (ii) provide notice to Holders of any Covenant Suspension Event or Reversion Date.

ARTICLE FIVE

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 501           Base Indenture.

Sections 801 and 802 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Notes issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 801 or 802 in the Base Indenture shall instead be deemed to refer to Section 502 or 503, as applicable, of this First Supplemental Indenture.

Section 502           Consolidation, Merger, Conveyance or Transfer.

The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than any Wholly Owned Subsidiary) or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than any Wholly Owned Subsidiary) or group of affiliated Persons unless at the time and after giving effect thereto:

(1) either: (i) the Company shall be the continuing corporation; or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume all the Obligations of the Company under the Notes and the Indenture;

(2) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(3) immediately after giving effect to such transaction on a pro forma basis, except in the case of the consolidation or merger of any Subsidiary with or into the Company, the Company (or the Surviving Entity if the Company is not the continuing corporation) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 404 hereof.

In connection with any consolidation, merger, transfer or lease contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for or relating to such transaction have been complied with.

Section 503           Successor Substituted.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 502 hereof, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of the Company under the Notes and this Indenture, with the same effect as if such successor corporation had been named as the Company herein.  In the event of any transaction (other than a lease) described and listed in Section 502 hereof in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of the Company, and the Company shall be discharged from all obligations and covenants under the Notes and this Indenture.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 601           Base Indenture.

Sections 501 through 515 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Sections 501 through 515 in the Base Indenture shall instead be deemed to refer to Sections 602 through 613, as applicable, of this First Supplemental Indenture.

Section 602           Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;

(b)           default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

(c)           failure to comply with the requirements of Article Five hereof;

(d)           default in the performance, or breach, of any covenant or warranty of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding;

(e)           (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Significant Subsidiary, aggregating $25.0 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Company or any Significant Subsidiary, aggregating $25.0 million or more, shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled prepayment) prior to the stated maturity thereof;

(f)            any holder of any Indebtedness in excess of $25.0 million in the aggregate of the Company or any Significant Subsidiary shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Significant Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such asset of the Company or any Significant Subsidiary pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Significant Subsidiary or in accordance with applicable law;

(g)           one or more final judgments or orders shall be rendered against the Company or any Significant Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $25.0 million and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

(h)           the Company or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

(iii)          consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)          makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

(v)           files a petition in bankruptcy or an answer or consent seeking reorganization or relief; or

(vi)          consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian;

(vii)         a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Significant

Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days;

(i)            a Custodian shall be appointed out of court with respect to the Company or any Significant Subsidiary, or with respect to all or any substantial part of the property of the Company or any Significant Subsidiary; and

(j)            except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

Section 603           Acceleration; Rescission and Annulment.

(a)           If an Event of Default (other than an Event of Default specified in Section 602(h), (i) or (j) hereof) shall occur and be continuing, then and in every such case the Trustee, by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes Outstanding, by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable.  If an Event of Default specified in Section 602(h), (i) or (j) hereof shall occur and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on, all the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Company shall deliver to the Trustee, within 10 Business Days after the occurrence thereof, notice of any default or acceleration referred to in Sections 602(d) and 602(e) hereof.

(b)           At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article Six, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i)                    the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay:

(A)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(B)          all overdue interest on all Notes;

(C)          the principal of (and premium, if any, on) any Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes; and

(D)          to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

(ii)                   all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 604 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c)           Notwithstanding Section 603(b) hereof, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section 602(e) hereof shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default (i) is Indebtedness in the form of a Capital Lease Obligation or an operating lease entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect, (ii) has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and (iii) written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

Section 604           Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 605           Waiver of Past Defaults.

Subject to Section 603 hereof, the Holders of a majority in aggregate principal amount of the Notes then Outstanding by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from a failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 410 hereof, or (c) a Default in respect of a provision that under Section 903 hereof cannot be amended without the consent of each Holder affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 606           Control by Majority.

The Holders of a majority in aggregate principal amount of the Notes then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 601 of the Base Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that subject to Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnity satisfactory to the Trustee against all losses, liabilities and expenses that may be caused by taking or not taking such action.

Section 607           Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a)           such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made a written request, and such Holder of or Holders shall have offered indemnity satisfactory, to the Trustee to pursue such proceeding as trustee; and

(c)           the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Notes Outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

The foregoing limitations on the pursuit of remedies by a Holder shall not apply to a suit instituted by a Holder of Notes for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security.  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 608           Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the securities held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 609           Collection Suit by Trustee.

If an Event of Default specified in Section 602(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 607 of the Base Indenture.

Section 610           Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 607 of the Base Indenture.

Section 611           Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 607 of the Base Indenture;

SECOND: to Holders for amounts due and unpaid on the securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 612           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 608 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

Section 613           Waiver of Stay or Extension Laws.

The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN

AMENDMENTS AND WAIVERS

Section 701           Base Indenture.

Article Nine of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Article Nine in the Base Indenture shall instead be deemed to refer to Article Eight of this First Supplemental Indenture.

Section 702           Without Consent of Holders.

The Company, the Guarantors and the Trustee may amend this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article Five hereof;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of Title 26 of the United States Code;

(4) to add Guarantees with respect to the Notes or to secure the Notes;

(5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

(7) to make any change that does not adversely affect the rights of any Holder.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 703           With Consent of Holders.

The Company, the Guarantors and the Trustee may modify or amend this Indenture, the Notes or the Guarantees without notice to any Holder but with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding

(including consents obtained in connection with a tender offer or exchange offer for the Notes).  However, without the consent of each Holder affected thereby, a modification or amendment may not:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(2) reduce the amount of, or change the coin or currency of, or impair the right to institute suit for the enforcement of, the Change of Control Purchase Price;

(3) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(4) modify any of the provisions of this Section or Sections 413, 605 and 608 hereof, except to increase the percentage of Outstanding Notes the consent of whose Holders is required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 704           Compliance with Trust Indenture Act.

Every amendment to this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

Section 705           Revocation and Effect of Consents and Waivers.

A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  Such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.  If a record date is fixed, then notwithstanding the immediately preceding paragraph or Section 316(c) of the TIA, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 180 days after such record date.

For all purposes of this Indenture, all Initial Notes and Additional Notes of the same series shall vote together as one series of Notes under this Indenture.

Section 706           Notation on or Exchange of Notes.

If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver such Note to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return such Note to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 707           Trustee To Sign Amendments.

The Trustee shall sign any amendment authorized pursuant to this Article Seven if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, in addition to the documents required by Section 1001 hereof and (subject to Section 601 of the Base Indenture) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company.

ARTICLE EIGHT

GUARANTEES

Section 801           Subsidiary Guarantees.

In the event that a Subsidiary is required to become a Guarantor pursuant to Section 409 hereof, then such Guarantor shall execute a supplement to this Indenture pursuant to Section 802 hereof and upon such execution shall become a party to this Indenture, will have all the rights and be subject to all of the obligations of a Guarantor under this Indenture and agrees to be bound by all of the provisions of this Indenture applicable to a Guarantor, including this Article Eight, and to perform all of the obligations and agreements of a Guarantor under this Indenture.

Subject to the provisions of this Article Eight, each Guarantor fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with any other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest, if any, on the Notes and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 607 of the Base Indenture) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”).  Each Guarantor agrees that the Guarantor Obligations shall rank equally in right of payment with other senior unsecured Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guarantor Obligations.  Each Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article Eight notwithstanding any extension or renewal of any Guarantor Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for non-payment.  Each Guarantor waives notice of any default under the Notes or the Guarantor Obligations.

Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 802 hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under, this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal granted; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Subject to the provisions of Section 409 hereof, each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 803 hereof.  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Section 802           Execution and Delivery of Subsidiary Guarantees.

To evidence its Subsidiary Guarantee, each Subsidiary that is required to become a Guarantor hereby agrees to execute a supplement to this Indenture, substantially in the form of Exhibit B hereto, and deliver it to the Trustee.  Each such supplement to this Indenture shall be executed on behalf of the applicable Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of such Guarantor who shall have been duly authorized to so execute by all requisite corporate action.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such

Guarantor’s Guarantee of such Note shall nevertheless be valid.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 803           Limitation on Liability; Termination, Release and Discharge.

Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

The Company shall not permit any Guarantor to consolidate with or merge with or into any person (other than another Guarantor) and shall not permit the conveyance, transfer or lease of substantially all of the assets of any Guarantor unless:

(i)            the resulting, surviving or transferee Person shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Guarantor under its Subsidiary Guarantee;

(ii)           immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iii)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(iv)          the transaction is made in compliance with Section 501 hereof (other than clause (3) of Section 502 hereof).

Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Subsidiary, such Guarantor will be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee; provided, however, that (1) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of a release of the obligations of such Guarantor; and (2) all the obligations of such Guarantor under any Indebtedness of the Company or any Guarantor terminate upon consummation of such transaction.

Each Guarantor shall be deemed released from all its obligations under this Indenture and its Subsidiary Guarantee if all the conditions to legal defeasance set forth in Article Nine hereof are satisfied in accordance herewith.

Each Guarantor shall be released from its obligations under this Indenture and its Subsidiary Guarantee if the Company designates such Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

Section 804           Right of Contribution.

Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Guarantor who has not paid its proportionate share of such payment.  The provisions of this Section 804 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 805           No Subrogation.

Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE NINE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 901           Base Indenture.

Article Four of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Article Four in the Base Indenture shall instead be deemed to refer to Article Nine of this First Supplemental Indenture.

Section 902           Discharge of Liability on Notes; Defeasance.

(a)           When (i) either (A) all outstanding Notes that have been authenticated (other than Notes replaced pursuant to Section 306 of the Base Indenture and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company) have been delivered by the Company to the Trustee for cancellation or (B) all outstanding Notes that have not been delivered by the Company to the Trustee for cancellation have become due and payable, whether at Maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article Three hereof and the Company irrevocably deposits or causes to be deposited with the Trustee funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest (including Additional Interest, if any) to the date of Maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the Notes; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at Maturity or the redemption date, as the case may be, then upon demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) this Indenture shall cease to be of further effect with respect to the Notes and the Trustee shall acknowledge satisfaction and discharge of this Indenture, at the cost and expense of the Company.

(b)           Subject to Sections 902(c) and 903 hereof, the Company may, at its option, and at any time elect to terminate (i) all of its and the Guarantors’ obligations under the Notes, any Subsidiary Guarantees and this Indenture (“legal defeasance option”) or (ii) its and the Guarantors’ obligations under Section 502(3) and Sections 404, 405, 406, 407, 408, 409, 410 and 411 hereof, and the operation of Section 602(c) hereof (with respect to an Event of Default due to a failure to meet obligations under Section 502(3) hereof) and Sections 602(d), (e), (f) and

(g) hereof (“covenant defeasance option”).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 602(d) hereof (with respect to Sections 404, 405, 406, 407, 408, 409, 410 and 411 hereof, and 502(3) hereof), (e), (f) or (g) hereof.

Upon satisfaction of the conditions set forth herein and upon request and at the expense of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)           Notwithstanding subsections (a) and (b) above, the Company’s obligations in Sections 304, 305, 306, 607, 608 and 1002 of the Base Indenture and of Sections 402, 403, 412 and Article Nine of this First Supplemental Indenture shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Sections 607 of the Base Indenture and Sections 904, 905 and 906 hereof shall survive.

Section 903           Conditions to Defeasance.

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)   The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 610 of the Base Indenture who shall agree to comply with the provisions of this Article Nine applicable to it) as trust funds in trust for the benefit of the Holders of the Notes, cash in U.S. Dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay the principal of (and premium, if any) and interest on the outstanding Notes on the Stated Maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to said payments with respect to the Notes.  Before such a deposit, the Company may give the Trustee, in accordance with Section 302 hereof, a notice of its election to redeem all of the outstanding Notes at a future date in accordance with Article Three hereof, which notice shall be irrevocable;

(2)   No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 602(h), (i) or (j) hereof is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(3)   the deposit does not constitute a default hereunder or under any other material agreement binding on the Company;

(4)   the Company delivers to the Trustee an Opinion of Counsel stating that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(5)   in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(6)   in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(7)   the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article Nine have been complied with.

Section 904           Application of Trust Money.

The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article Nine.  It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 905           Repayment to Company.

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

Section 906           Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 907           Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article Nine by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article Nine; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE TEN

MISCELLANEOUS

Section 1001        Certificate and Opinion as to Conditions.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 1002        Statements Required in Certificate or Opinions.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by, the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1003        Reliance on Financial Data.

In computing any amounts under this Indenture: (a) to the extent relevant, the Company shall use audited financial statements of the Company, its Subsidiaries, any Person that would become a Subsidiary in connection with the transaction that requires the computation and any Person from which the Company or a Subsidiary has acquired an operating business, or is acquiring an operating business in connection with the transaction that requires the computation (each such Person whose financial statements are relevant in computing any particular amount, a “Relevant Person”) for the period or portions of the period to which the computation relates for which audited financial statements are available on the date of computation and unaudited financial statements and other current financial data based on the books and records of the Relevant Person or Relevant Persons, as the case may be, to the extent audited financial statements for the period or any portion of the period to which the computation relates are not available on the date of computation; and (b) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of any Relevant Person that are available on the date of the computation.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

REGAL ENTERTAINMENT GROUP

By:	/s/ David H. Ownby
Name:	David H. Ownby
Title:	Executive Vice President, Chief Financial Officer and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jeanie Mar
Name:	Jeanie Mar
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

5.750% Senior Notes due 2025

[No.]	Initial Principal Amount $250,000,000 CUSIP No.[ ]
ISIN [ ]

REGAL ENTERTAINMENT GROUP, a Delaware corporation (the “Company”), promises to pay to Cede & Co., or registered assigns, the principal sum of                         Dollars (         ) on February 1, 2025.

Interest Payment Dates: February 1 and August 1, commencing [                       ].

Record Dates: January 15 and July 15.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

REGAL ENTERTAINMENT GROUP

By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association as Trustee, certifies that this is one of the Securities referred to in the Indenture.

Dated: [ ]

By:
Authorized Officer

Additional provisions of this Note are set forth on the other side of this Note.

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[FORM OF REVERSE SIDE OF NOTE]

5.750% Senior Notes due 2025

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

1.  Interest. Regal Entertainment Group, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Company will pay interest semi-annually, in arrears, on February 1 and August 1 of each year, commencing [               ], in immediately available funds.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal installments of interest at the rate borne by the Notes to the extent lawful.

2.  Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the January 15 or July 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.  The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the

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case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Security Registrar

Initially, Wilmington Trust, National Association (the “Trustee”), will act as Paying Agent and Security Registrar.  The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice.  The Company or any of its domestic Wholly Owned Subsidiaries may act as Paying Agent, Security Registrar or co-registrar.

4.  Indenture

The Company issued the Notes under an Indenture dated as of January 17, 2013 (the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of January 17, 2013 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”).  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are senior unsecured obligations of the Company and can be issued in an initial amount of up to $250,000,000 and additional amounts as part of the same series or new series under the Indenture which are unlimited.  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional indebtedness, pay dividends or make distributions in respect of their capital stock, purchase or redeem capital stock, enter into transactions with stockholders or certain affiliates, create liens or consolidate, merge or sell all or substantially all of the Company’s assets, other than in certain transactions between the Company and one or more of its Wholly Owned Subsidiaries.  These limitations are subject to significant exceptions.

5.  Optional Redemption

(a)  Except as set forth below, the Notes may not be redeemed prior to February 1, 2018.

(b)  At any time prior to February 1, 2018, the Company may redeem the Notes in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption).

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(c)  At any time on or after February 1, 2018, the Company may redeem the Notes in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after February 1 of the years set forth below:

Period	Redemption Price
2018	102.875%
2019	101.917%
2020	100.958%
2021 and thereafter	100.000%

(d)  At any time prior to February 1, 2016, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 105.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)  at least 65% of the original aggregate principal amount of the Notes remains outstanding after each such redemption; and

(2)  the redemption occurs within 90 days after the closing of such Equity Offering.

6.  Mandatory Redemption

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.  Notice of Redemption

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.  Repurchase of Notes at the Option of Holders upon Change of Control

Upon a Change of Control, the Company will be required to make an offer, subject to certain conditions specified in the Indenture, to repurchase all the Notes of each Holder at a purchase price equal to 101% of the principal amount of Notes to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of

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record on the relevant record date to receive interest due on the interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.  Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money

If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend the Indenture or the Notes: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article Five of the First Supplemental Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iv) to add additional Guarantees with respect to the Notes; (v) to secure the Notes; (vi) to add additional covenants of the Company or to surrender rights and powers conferred on the Company; (vii) to make any change that does not adversely affect the rights of any Holder; or (viii) to comply with

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the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

14.  Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then Outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.  The Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

17.  Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

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18.  Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.  ISINs and CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused ISINs and/or CUSIP numbers to be printed on the Notes and has directed the Trustee to use ISINs and/or CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A Holder of Notes may upon written request and without charge to the Holder receive a copy of the Indenture which has in it the text of this Note.  Requests may be made to:

Regal Entertainment Group

7132 Regal Lane

Knoxville, Tennessee 37918

Attention: General Counsel

(865) 922-1123

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ASSIGNMENT FORM

To assign this Note, fill in the form below: I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                 agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

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[TO BE ATTACHED TO GLOBAL NOTES ]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The initial principal amount of this Global Note is $        .  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 410 (Change of Control) of the First Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 410 of the First Supplemental Indenture, state the amount:

$

Date:	Your
Signature

(Sign exactly as your name appears on the other side of the Note)

Social Security or Other
Taxpayer Identification No.:

Signature
Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS

This Supplemental Indenture, dated as of [                     ], 20       (this “Supplemental Indenture” or “Guarantee”), among [name of future Guarantor] (the “Guarantor”), Regal Entertainment Group (together with its successors and assigns, the “Company”), each other then existing Guarantor (if any) under the Indenture referred to below, and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of January 17, 2013, as amended by the First Supplemental Indenture dated as of January 17, 2013 (the “First Supplemental Indenture”, and as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 5.750% Senior Notes due 2025 of the Company (the “Notes”);

WHEREAS, Section 409 of the First Supplemental Indenture provides that the Company is required to cause each Subsidiary that Guarantees obligations under any Indebtedness (other than Guaranteed Indebtedness) of the Company or any Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior unsecured basis; and

WHEREAS, pursuant to Section 702 of the First Supplemental Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1  Agreement to be Bound.  The Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2  Guarantee.  The Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article Eight of the Indenture on a senior basis.

ARTICLE III

Miscellaneous

SECTION 3.1  Notices.  All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2  Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3  Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.5  Trustee not Responsible.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.6  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7  Headings.  The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTOR],
as a Guarantor

By:
Name:
Title:

[Address]

REGAL ENTERTAINMENT GROUP

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: